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                                                                    EXHIBIT 23.2


                      CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Key Energy Group, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG PEAT MARWICK LLP


Midland, Texas
December 23, 1997